Exhibit 10.5

EXECUTION VERSION

sponsor support AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 1, 2023, by and among 2TM Holding LP, a Delaware limited partnership (“Sponsor”), TMT Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), eLong Power Holding Limited, a Cayman Islands exempted company (the “Company”). Sponsor, the SPAC and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

A. As of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 1,347,000 SPAC Ordinary Shares and 370,000 of the SPAC Units.

B. Contemporaneously with the execution and delivery of this Agreement, the SPAC, TMT Merger Sub Inc., Cayman Islands exempted company and a wholly owned subsidiary of the SPAC (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof.

C. Upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the Companies Act (Revised) of the Cayman Islands, as amended, Merger Sub will merge with and into the Company (the “Merger”), and the Company will continue as the surviving company in the Merger.

D. As an inducement to the SPAC, Merger Sub and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Binding Effect of the Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Sponsor agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Section 5.7(b) (Exclusivity) or Section 5.8 (Public Announcements) of the Merger Agreement if such action were taken by the SPAC.

2. No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article VIII thereof (the earlier of clauses (a) and (b), the “Expiration Time”), Sponsor shall not (i) sell, offer to sell, contract or agree to sell, transfer, assign, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly (including by gift, merger, tendering into any tender or exchange offer or otherwise) (collectively, a “Transfer”), file (or participate in the filing of) a registration statement with the SEC (other than the SPAC Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any SPAC Ordinary Shares, SPAC Units or SPAC Rights or any other ordinary shares or securities of the SPAC that Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Any Transfer in violation of this Section 2 shall be null and void ab initio.

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3. New Shares. In the event that (a) any SPAC Ordinary Share, SPAC Unit, SPAC Right, or other equity securities of the SPAC are issued to Sponsor after the date of this Agreement pursuant to (i) any share dividend, share split, recapitalization, reclassification, combination or exchange of SPAC Ordinary Shares or SPAC Rights of, on, or affecting the SPAC Ordinary Shares owned by Sponsor or underlying the SPAC Units or SPAC Rights, or otherwise, or (ii) by conversion pursuant to the terms of the promissory notes issued, or to be issued, to the Sponsor by the SPAC evidencing the Sponsor’s deposits of up to and aggregate of $1,800,000 into the Trust Account to extend the timeline to complete a business combination (each an “Extension Promissory Note” and, collectively, the “Extension Promissory Notes”) (provided, that such conversion of the Extension Promissory Notes shall occur only to the extent any amounts remain outstanding under the Extension Promissory Notes after taking into account any reimbursements paid to the Sponsor in respect of outstanding amounts under the Extension Promissory Notes pursuant to Section 5 below), (b) Sponsor purchases or otherwise acquires beneficial ownership of any SPAC Ordinary Shares, SPAC Rights or other equity securities of the SPAC after the date of this Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any SPAC Ordinary Shares or other equity securities of the SPAC after the date of this Agreement (such SPAC Ordinary Shares, SPAC Units, SPAC Rights or other equity securities of the SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Securities as of the date hereof. The Sponsor agrees, while this Agreement is in effect, to notify the Company promptly in writing (including by e-mail) of the number of any New Securities acquired by it, if any, after the date hereof.

4. Support Agreements. (a) At any meeting of the shareholders of the SPAC, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the SPAC is sought, Sponsor shall (i) appear at each such meeting or otherwise cause all Subject Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities:

(i) in favor of each of the Transaction Proposals and in favor of any proposal in respect of an Extension Amendment;

(ii) against (or otherwise withhold written consent of, as applicable) any Alternative Transaction or any proposal relating to an Alternative Transaction (in each case, other than as contemplated by the Merger Agreement);

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(iii) against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of the SPAC (other than in connection with the Merger Agreement and the transactions contemplated thereby); and

(iv) against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the SPAC or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Section 6.1(c), Section 6.1(f), or Section 6.2 of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the SPAC.

Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing, and shall not deposit any of its Subject Securities in a voting trust, grant any proxy or power of attorney with respect to any of its Subject Securities or subject any of its Subject Securities to any arrangement or agreement with respect to the voting of such Subject Securities unless specifically requested to do so by the Company and the SPAC in writing in connection with the Merger Agreement, the Transaction Documents or the transactions contemplated thereby. If the Sponsor is the beneficial owner, but not the registered holder, of any Subject Securities, it will take all actions necessary or requested by the Company and the SPAC to cause the registered holder and any nominees to vote all the Subject Securities in accordance with the terms of this Agreement.

(b) Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of March 27, 2023, by and among Sponsor, the SPAC and its directors and officers (the “Sponsor Letter”).

(c) Sponsor agrees that, if the SPAC seeks shareholder approval of the transactions contemplated by the Merger Agreement or any Transaction Documents, Sponsor shall not redeem any Subject Securities owned by it in conjunction with such shareholder approval or the transactions contemplated thereby.

(d) During the period commencing on the date hereof and ending at the Expiration Time, Sponsor shall not modify or amend any Contract between or among Sponsor or any of its Affiliates (other than the SPAC or any of its Subsidiaries), on the one hand, and the SPAC or any of the SPAC’s Subsidiaries, on the other hand.

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5. Payment Obligations.

(a) Payment Obligations of the Sponsor prior to the Closing. The Sponsor shall pay the remainder of any Extension Fees (as such term is defined in the Merger Agreement) in excess of the Company’s portion of such Extension Fees, the latter of which is fifty percent (50%) of the amounts owed for each Extension, as contemplated by the Merger Agreement and the SPAC’s Governing Documents. Such payments by the Sponsor will be evidenced by Extension Promissory Notes and will be non-interest bearing and payable upon the Closing.

(b) Payment Obligations of the SPAC after the Closing. After the Closing and upon the liquidation of the Trust Account in accordance with Section 1(i) of the Trust Agreement, the SPAC shall pay or cause to be paid to the Sponsor the amounts due and payable under the Extension Promissory Notes, by wire transfer of immediately available funds within five (5) business days after the Closing, as provided in this Section 5. If the amount of liquidated Trust Account Property (as such term is defined in the Trust Agreement) remaining is not sufficient to repay the total amount due and payable under the Extension Promissory Notes, the SPAC shall pay such remaining amount of the liquidated Trust Account Property to the Sponsor, and any unpaid portion remaining under the Extension Promissory Notes will be convertible into SPAC Ordinary Shares in accordance with Section 3(a)(ii) above and the terms of the Extension Promissory Notes.

6. No Actions. Sponsor hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, the SPAC or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of the SPAC in connection with this Agreement, the Transaction Proposals, the Merger Agreement or the transactions contemplated thereby.

7. Permitted Disclosure. Sponsor hereby authorizes each of the SPAC, the Company, and their respective Subsidiaries to publish and disclose, in any announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, Sponsor’s identity and ownership of equity securities of the SPAC and Sponsor’s obligations under this Agreement.

8. Anti-Dilution Waiver. Sponsor hereby waives any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law, the SPAC’s Governing Documents or pursuant to any Contract between or among Sponsor or any Affiliate of Sponsor (other than the SPAC or any of its Subsidiaries), on the one hand, and the SPAC or any of the SPAC’s Subsidiaries, on the other hand, with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.

9. Stop Orders. The SPAC hereby agrees to (a) place a revocable stop order on Sponsor’s Subject Securities, including those which may be covered by a registration statement, and (b) notify the SPAC’s transfer agent in writing of such stop order and the restrictions on such Subject Securities and direct the SPAC’s transfer agent not to process any attempts by Sponsor to transfer any Subject Securities; for the avoidance of doubt, the obligations of the SPAC under this Section 9 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on Sponsor’s Subject Securities.

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10. No Inconsistent Agreement. Sponsor hereby agrees and represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

11. Further Assurances. Sponsor shall execute and deliver such documents and take such action necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

12. Representations and Warranties of Sponsor. Sponsor represents and warrants to the SPAC and the Company as follows:

(a) Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Sponsor.

(b) Ownership. Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of its SPAC Ordinary Shares, SPAC Units, and SPAC Rights, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such SPAC Ordinary Shares and SPAC Rights (other than transfer restrictions under the Securities Act)) affecting any such SPAC Ordinary Shares, SPAC Units, or SPAC Rights, other than Liens pursuant to (i) this Agreement, (ii) the SPAC’s and Sponsor’s Governing Documents, (iii) the Merger Agreement, (iv) the agreements entered into by Sponsor with the SPAC in connection with the SPAC’s initial public offering, or (v) any applicable securities Laws. Sponsor’s SPAC Ordinary Shares, SPAC Units, and SPAC Rights are the only equity securities in the SPAC owned of record or beneficially by Sponsor on the date of this Agreement, and none of Sponsor’s Ordinary Shares, SPAC Units, or SPAC Rights are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such SPAC Ordinary Shares or SPAC Rights, except as provided hereunder and pursuant to the Sponsor Letter. Other than the SPAC Rights and the SPAC Ordinary Shares, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of the SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of the SPAC.

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(c) No Conflicts. The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Sponsor’s SPAC Ordinary Shares, SPAC Units or SPAC Rights), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement. Sponsor has not instigated an action regarding the transactions contemplated in the Merger Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Sponsor, for which the SPAC or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule 2.1(f) hereto, neither Sponsor nor, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of five percent (5%) or more is party to, or has any rights with respect to or arising from, any Contract with the SPAC or its Subsidiaries.

(g) Acknowledgment. Sponsor understands and acknowledges that each of the SPAC, the Company and the Shareholders are entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement.

13. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Sponsor, the SPAC, and the Company. Upon such termination of this Agreement, all obligations of the Parties will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any breach of this Agreement prior to such termination. Sections 13 through 25 shall survive the termination of this Agreement.

14. Amendment. This Agreement cannot be amended, except by a writing signed by each of the Parties and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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15. Assignment. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Parties. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

17. Jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the federal or state courts of the State of New York and each of the Parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (d) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 17.

18. Specific Performance. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity.

19. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service on the date of delivery; (b) if by fax or email, on the date that transmission is confirmed electronically; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) if to the Company, to:

eLong Power Holding Limited

1303, Unit 3 of Building 10, 3 Zhongcui Road,

Fengtai District, Beijing 100071, PRC

Attention:	Shilin Xun

Email:	xunshilin@elongpower.com

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with a copy (which shall not constitute notice) to:

Han Kun

20/F Kerry Plaza Tower 3, 1-1 Zhongxinsi Road

Futian District, Shenzhen 518048, Guangdong, PRC

Attention:	Cheng Zhang
Yuzhe Huang
Email:	cheng.zhang@hankunlaw.com
yuzhe.huang@hankunlaw.com

and

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention:	David A. Miller
Jeffrey M. Gallant
Eric T. Schwartz
Email:	dmiller@graubard.com
jgallant@graubard.com
eschwartz@graubard.com

(b) if to the SPAC, to:

TMT Acquisition Corp.

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Dajiang Guo, CEO
Email:	dajiang.guo@gmail.com

with, prior to the Closing, a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

(c) if to Sponsor, to:

2TM Holding LP, a Delaware limited partnership 420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang
Email:	tzhang@ascendantga.com

with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

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20. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other Parties.

21. Entire Agreement. This Agreement together with the agreements referenced herein set forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related hereto (whether written or oral).

22. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

23. Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each Party acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each Party further acknowledges that such Party has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

[Signature page follows]

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In Witness Whereof, Sponsor, the SPAC and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

2TM Holding LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Manager

SPAC:

TMT Acquisition Corp

By:	/s/ Dajiang Guo
Name:	Dajiang Guo
Title:	Chief Executive Officer

COMPANY:

eLong Power Holding Limited

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu

[Signature Page to Sponsor Support Agreement]

Schedule 2.1(f) – Affiliate Arrangements

None.